UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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The RealReal, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 16, 2020

TO OUR STOCKHOLDERS:

Notice is hereby given that the 2020 annual meeting of stockholders of The RealReal, Inc., a Delaware corporation (the “Company”), will be held on June 16, 2020, at 9:00 a.m. Pacific Time at The Presidio Officer's Club, Ortega Ballroom, 50 Moraga Avenue, San Francisco, California 94129, to consider the following matters, as more fully described in the proxy statement accompanying this notice:

1.	the election of one Class I director named in the proxy statement;
2.	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020; and
3.	the transaction of such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 20, 2020 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

We intend to hold our annual meeting in person. However, we are actively monitoring the public health and travel concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related protocols that federal, state and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the annual meeting as promptly as practicable.

YOUR VOTE IS IMPORTANT

You may cast your vote over the Internet, by telephone or by completing and mailing a proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting and to vote your shares in person.

Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend in person.

You can find detailed information regarding voting in the section entitled “General Information” on pages 1 through 5 of the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2020

The notice of the Annual Meeting, proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, are available at www.proxyvote.com

By order of the board of directors

Sincerely,

/s/ Matt Gustke
Matt Gustke Chief Financial Officer
San Francisco, California – April 29, 2020

i

ii

THE REALREAL, INC.

55 Francisco Street
Suite 600
San Francisco, California 94133

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 16, 2020

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished to stockholders of The RealReal, Inc., a Delaware corporation (the “Company”), in connection with the solicitation of proxies by our board of directors for use at our 2020 annual meeting of stockholders to be held on June 16, 2020 (the “Annual Meeting”), and at any adjournment or postponement thereof. The Annual Meeting will be held at 9:00 a.m. Pacific Time at The Presidio Officer's Club, Ortega Ballroom, 50 Moraga Avenue, San Francisco, California 94129.

As permitted by the rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 available to our stockholders electronically via the Internet at www.proxyvote.com. On or about April 29, 2020, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (“Internet Notice”), containing instructions on how to access this proxy statement and vote online or by telephone. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them pursuant to the instructions provided in the Internet Notice. The Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

We intend to hold our Annual Meeting in person. However, we are actively monitoring the public health and travel concerns of our stockholders and employees in light of COVID-19 (Coronavirus), as well as the related protocols that federal, state and local governments may impose. As part of our precautions, we are considering the possibility of holding a virtual meeting by means of remote communication. We will announce any alternative arrangements for the Annual Meeting as promptly as practicable.

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

We are distributing our proxy materials because our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement summarizes the information you need to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Pursuant to SEC rules, we are providing access to our proxy materials via the Internet. Accordingly, we are sending an Internet Notice to all of our stockholders as of the record date. All stockholders may access our proxy materials on the website referred to in the Internet Notice. You may also request to receive a printed set of the proxy materials. You can find instructions regarding how to access our proxy materials via the Internet and how to request a printed copy in the Internet Notice. Additionally, by following the instructions in the Internet Notice, you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We believe that these rules allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

What proposals will be voted on at the Annual Meeting?

Stockholders will vote on two proposals at the Annual Meeting:

•	the election of one Class I director named in this proxy statement; and
•	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

We will also consider other business, if any, that properly comes before the Annual Meeting.

What happens if other business not discussed in this proxy statement comes before the meeting?

The Company does not know of any business to be presented at the Annual Meeting other than the proposals discussed in this proxy statement. If other business comes before the meeting and is proper under our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Delaware law, the Company representatives will use their discretion in casting all of the votes that they are entitled to cast.

How does the board of directors recommend that stockholders vote on the proposals?

Our board of directors recommends that stockholders vote “FOR” the election of the Class I director and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

Who is entitled to vote?

The record date for the Annual Meeting is the close of business on April 20, 2020. As of the record date, 86,857,910 shares of common stock, par value $0.00001 per share, were outstanding. Only holders of record of our common stock as of the record date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Each stockholder is entitled to one vote for each share of our common stock held by such stockholder on the record date.

What do I need for admission to the Annual Meeting?

Admittance is limited to stockholders of the Company. If you are the stockholder of record, your name will be verified against the list of stockholders prior to your admittance to the Annual Meeting. You should be prepared to present photo identification for admission at the Annual Meeting. If you hold your shares in street name, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned shares of common stock of the Company as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee or other similar evidence of ownership as of the record date, as well as your photo identification, for your admission. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend the Annual Meeting, you may not vote in person at the Annual Meeting unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

How can I vote my shares without attending the Annual Meeting?

If you are a holder of record of shares of common stock of the Company, you may direct your vote without attending the Annual Meeting by following the instructions on the Internet Notice or proxy card to vote by Internet or by telephone, or by signing, dating and mailing a proxy card.

If you hold your shares in street name via a broker, bank or other nominee, you may direct your vote without attending the Annual Meeting by signing, dating and mailing your voting instruction card. Internet or telephonic voting may also be available. Please see your voting instruction card provided by your broker, bank or other nominee for further details.

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•	delivering to the attention of the Corporate Secretary at the address on the first page of this proxy statement a written notice of revocation of your proxy;
•	delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or
•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

What is a broker non-vote?

Brokers, banks or other nominees holding shares on behalf of a beneficial owner may vote those shares in their discretion on certain “routine” matters even if they do not receive timely voting instructions from the beneficial owner. With respect to “non-routine” matters, the broker, bank or other nominee is not permitted to vote shares for a beneficial owner without timely received voting instructions. The only routine matter to be presented at the Annual Meeting is the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two). The election of the Class I director (Proposal One) is a non-routine matter.

A broker non-vote occurs when a broker, bank or other nominee does not vote on a non-routine matter because the beneficial owner of such shares has not provided voting instructions with regard to such matter. If a broker, bank or other nominee exercise their discretionary voting authority on Proposal Two, such shares will be considered present at the Annual Meeting for quorum purposes and broker non-votes will occur as to Proposal One, or any other non-routine matters that are properly presented at the Annual Meeting. Broker non-votes will have no impact on the voting results.

What constitutes a quorum?

The presence at the Annual Meeting, either in person or by proxy, of holders of a majority of the aggregate number of shares of our issued and outstanding common stock entitled to vote thereat as of the record date shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining whether a quorum is present at the Annual Meeting.

What vote is required to approve each matter to be considered at the Annual Meeting?

Proposal One: Election of the Class I Director Named in this Proxy Statement.

Our Amended and Restated Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. An abstention or a broker non-vote on Proposal One will not have any effect on the election of the director.

Proposal Two: Ratification of the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020.

The affirmative vote of the majority of our shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval of Proposal Two. An abstention on Proposal Two will have the same effect as a vote “AGAINST” Proposal Two. Brokers will have discretionary authority to vote on this proposal. Accordingly, there will not be any broker non-votes on Proposal Two.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 11:59 p.m. Pacific Time on the day before the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one Internet Notice or proxy card?

If you hold your shares in more than one account, you will receive an Internet Notice or proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the Internet Notice or proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every Internet Notice or proxy card that you receive.

How will my shares be voted if I return a blank proxy card or a blank voting instruction card?

If you are a holder of record of our common stock and you sign and return a proxy card or otherwise submit a proxy without giving specific voting instructions, your shares will be voted:

•	“FOR” the election of the Class I nominee for director named in this proxy statement; and
•	“FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

If you hold your shares in street name via a broker, bank or other nominee and do not provide the broker, bank or other nominee with voting instructions (including by signing and returning a blank voting instruction card), your shares:

•	will be counted as present for purposes of establishing a quorum;
•

will be voted in accordance with the broker’s, bank’s or other nominee’s discretion on “routine” matters, which includes only the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal Two); and

•

will not be counted in connection with the election of the Class I director named in this proxy statement (Proposal One), or any other non-routine matters that are properly presented at the Annual Meeting. For each of these proposals, your shares will be treated as “broker non-votes.” A broker non-vote will have no impact on voting results.

Our board of directors knows of no matter to be presented at the Annual Meeting other than Proposals One and Two. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

Who is making this solicitation and who will pay the expenses?

This proxy solicitation is being made on behalf of our board of directors. All expenses of the solicitation, including the cost of preparing and mailing the Internet Notice or this proxy statement, will be borne by the Company.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and, for 10 days prior to the Annual Meeting, at The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, California 94133 between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one proxy statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or writing to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge Financial Solutions, Inc. at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s annual meeting of the stockholders?

Our stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and the rules established by the SEC.

Under Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2021 annual meeting of stockholders, we must receive the proposal at our executive offices at 55 Francisco Street, Suite 600, San Francisco, California 94133, no later than December 30, 2020.

Pursuant to our Amended and Restated Bylaws, a stockholder proposal of business submitted outside of the process established in Rule 14a-8 and nominations of directors must be received no earlier than February 16, 2021 and not later than March 18, 2021 and must otherwise comply with the requirements set forth in our Amended and Restated Bylaws.  Any proposal or nomination should be addressed to the attention of our Corporate Secretary, and we suggest that it be sent by certified mail, return receipt requested.

Whom can I contact for further information?

If you would like additional copies, without charge, of this proxy statement or if you have questions about the Annual Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 55 Francisco Street, Suite 600, San Francisco, California 94133 or by telephone at (855) 435-5893.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL ONE

ELECTION OF THE CLASS I DIRECTOR NAMED IN THIS PROXY STATEMENT

General

Our board of directors currently consists of eight directors, which are divided into three classes with staggered, three-year terms. Two of our directors, Maha Ibrahim and Stefan Larsson, will not stand for re-election at the Annual Meeting. Accordingly, effective as of the conclusion of the Annual Meeting, the size of the board of directors will be reduced to six directors.

At the Annual Meeting, our stockholders will elect one Class I director, whose term will expire at the annual meeting of stockholders to be held in 2023. Ms. Ibrahim has decided to retire and not stand for re-election to the board of directors at the Annual Meeting. Each of our other current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our board of directors nominated Michael Kumin for election to our board of directors as a Class I director at the Annual Meeting. Mr. Kumin currently serves on our board of directors and has consented to be named in this proxy statement and has agreed to serve, if elected, until the 2023 annual meeting of stockholders and until his successor has been duly elected and qualified or until his earlier resignation or removal.

There are no family relationships between or among any of our executive officers, nominees, or continuing directors.

Directors

The following table sets forth information with respect to our director nominee for election at the Annual Meeting and continuing directors:

Name	Age	Director Since	Board Committees
Class I Director - Nominee for Election at the Annual Meeting
Michael Kumin	47	May 2017	Compensation Committee (Chair), Nominating and Corporate Governance Committee

Class II Directors - Term Expiring at the 2021 Annual Meeting
Robert Krolik	51	January 2019	Audit Committee (Chair)
Niki Leondakis	59	April 2019	Compensation Committee

Class III Directors - Term Expiring at the 2022 Annual Meeting
Chip Baird	48	June 2018	Compensation Committee, Nominating and Corporate Governance Committee (Chair)
James Miller	56	May 2019	Audit Committee
Julie Wainwright	63	March 2011

Additional biographical descriptions of the nominees and continuing directors are set forth in the text below. These descriptions include the experience, qualifications, qualities and skills that led to the conclusion that each director should serve as a member of our board of directors at this time.

Board Nominee – Class I Director

Michael A. Kumin has served on our board of directors since May 2017. Mr. Kumin has worked as an investment professional at Great Hill Partners, a private equity firm, since 2002 where he currently serves as a Managing Partner. Mr. Kumin has served on the board of directors of Wayfair, an ecommerce home goods company, since June 2011 and also serves on the boards of a number of private companies. Mr. Kumin holds a B.A. from Princeton University’s Woodrow Wilson School of Public & International Affairs.

Mr. Kumin was selected to serve on our board of directors because of his experience in the consumer retail and ecommerce industries as a private equity investor and his service on the board of directors of other consumer and technology companies.

Continuing Directors - Class II Directors

Robert Krolik has served on our board of directors since January 2019. Mr. Krolik currently serves as the General Partner and Chief Financial Officer of Burst Capital, a venture capital investment firm, a position he has held since October 2018. Previously, Mr. Krolik served as the Chief Financial Officer of Yelp, an online platform company that connects people with local businesses, from July 2011 to May 2016. Mr. Krolik also serves on a board of a private company and advises others. Mr. Krolik holds a B.B.A. in Finance from the University of Texas at Austin, is an Aspen Institute Finance Fellow and is a certified public accountant (inactive).

Mr. Krolik was selected to our board of directors because of his experience with rapidly growing technology companies and as the chief financial officer of a publicly-held company.

Niki Leondakis has served on our board of directors since April 2019. Ms. Leondakis currently serves as the Chief Executive Officer at CorePower Yoga, the largest yoga studio chain in the United States with over 200 studios, a position she has held since January 2020. Previously, Ms. Leondakis served as President of The Wolff Resident experience Company, a real estate hospitality company, from February 2019 to January 2020, as Chief Executive Officer of Equinox Fitness Clubs at Equinox Holdings, a luxury fitness company, from March 2017 to July 2018, as Chief Executive Officer of Hotels and Resorts at Two Roads Hospitality, a lifestyle hotel hospitality company, from November 2012 to March 2017 and as President and Chief Operating Officer of Kimpton Hotels and Restaurants from September 1993 to November 2012.

Ms. Leondakis was selected to serve on our board of directors because of her executive skills and understanding of quality customer experience.

Continuing Directors - Class III Directors

Gilbert L. (Chip) Baird III has served on our board of directors since June 2018. Mr. Baird co-founded and has been the Co-head of PWP Growth Equity, the middle market private equity group of Perella Weinberg Partners Capital Management, since February 2012. Mr. Baird also serves on the boards of a number of private companies. He has also previously served as a director of RE/MAX Holdings, an international real estate franchisor company, from July 2013 to February 2015. Mr. Baird holds a B.S. in Finance and International Business from the Pennsylvania State University and an M.B.A. from Harvard Business School.

Mr. Baird was selected to our board of directors because of his experience in finance and capital structure.

James R. Miller  has served on our board of directors since May 2019. Mr. Miller is the Chief Technology Officer at Wayfair, an ecommerce home goods company and previously served as the interim Chief Technology Officer at Wayfair from August 2019 to April 2020.  Prior to Wayfair, Mr. Miller served as Strategic Advisor of AREVO, a computer software and 3D printing company, from January 2019 to June 2019, and as the Chief Executive Officer of AREVO, from February 2018 to December 2018. Mr. Miller also served as Vice President, Global/Worldwide Operations of Google, an internet service and products company, from July 2010 to February 2018. Mr. Miller currently serves on the boards of Brambles, LTD and on the boards of a number of private companies. He has also previously served on the board of directors of Wayfair. from July 2016 to April 2020 and the Corporate Eco Forum, a corporate sustainability organization, from July 2008 to June 2018. Mr. Miller holds a B.S. in aerospace engineering from Purdue University, an M.S. in mechanical engineering from Massachusetts Institute of Technology and an M.B.A. from MIT’s Sloan School of Management.

Mr. Miller was selected to serve on our board of directors because of his extensive experience in scaling operations in rapidly-growing internet companies.

Julie Wainwright founded The RealReal in March 2011 and has served as our Chief Executive Officer and the Chair of our board of directors since March 2011. Previously, Ms. Wainwright served as Chief Executive Officer of SmartNow.com, an online health and wellness company, from February 2008 to January 2011, as President and Chief Executive Officer of Bellamax, a photo-editing software company, from August 2003 to November 2006 and as Interim Chief Executive Officer of OntheFrontier, a firm providing strategic consulting for emerging growth countries, from 2001 to 2002. Prior to OntheFrontier, she served as Chief Executive Officer of Pets.com, an online pet supply company, from February 1999 to January 2001. Ms. Wainwright holds a B.S. in General Management from Purdue University.

Ms. Wainwright was selected to serve on our board of directors because of the perspective and experience she brings as our Chief Executive Officer and as the founder of The RealReal.

Recommendation of Our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE CLASS I BOARD NOMINEE NAMED ABOVE.

CORPORATE GOVERNANCE

Classified Board of Directors

Our board of directors is divided into three classes of directors that serve staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our board of directors may have the effect of delaying or preventing changes in control of our company.

Director Independence

Our common stock is listed on The Nasdaq Global Select Market. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Additionally, compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that, with the exception of our Chief Executive Officer, Julie Wainwright, each member of our board of directors is an “independent director” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure

Our corporate governance guidelines provide that the roles of chair of the board and chief executive officer may be separated or combined. In the event that the roles are combined, our corporate governance guidelines provide for the naming of a Lead Independent Director. Our board of directors has appointed Michael Kumin to serve as our Lead Independent Director. As Lead Independent Director, Mr. Kumin will preside over periodic meetings of our independent directors, serve as liaison between the chair of our board of directors and the independent directors and perform such additional duties as our board of directors may otherwise determine and delegate.

Role of the Board in Risk Oversight

One of the key functions of our board of directors is informed oversight of our risk management process. The board of directors does not have a standing risk management committee, but rather administers this oversight function directly through the board of directors as a whole, as well as through its standing committees that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our external audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

In connection with the onset of the COVID-19 pandemic, the board of directors has been receiving updates on the Company’s management of the COVID-19 crisis and discussing such updates, including with regard to the Company’s operations, financial position and liquidity, communications strategy and employee matters, health and safety, among other items.

Environmental, Social, Governance (ESG) Oversight and Highlights

We are committed to conducting business in an environmentally sustainable and socially responsible manner, and to managing the risks and opportunities that arise from environmental, social and governance (ESG) issues. We believe that operating in a socially responsible and sustainable manner will drive long-term value creation for our company and its stockholders.

In 2019, the Company launched a new initiative to enhance ESG policies and disclosures informed by the Sustainability Accounting Standards Board (SASB) industry-specific disclosure guidelines. Our management recently reviewed and updated various ESG policies and processes, which can be located on the investor relations page of our website at https://investor.therealreal.com/social-impact.

The Nominating and Corporate Governance Committee will be responsible for overseeing the Company’s ESG processes, policies, and performance, and making recommendations to the full board of directors. To satisfy these oversight responsibilities, the Nominating and Corporate Governance Committee will receive regular updates from management on progress and strategy.

Recent enhancements include the following:  Environmental Management System (EMS), Human Rights Policy, Climate Change Policy, Diversity and Inclusion Policy, Environmental Policy, Energy, Water, Waste Policy, GHG Emissions and ESG Performance Metrics.

Evaluations of the Board of Directors

The board of directors evaluates its performance and the performance of its committees and individual directors on an annual basis through an evaluation process administered by our nominating and corporate governance committee. The board of directors discusses each evaluation to determine what, if any, actions should be taken to improve the effectiveness of the board of directors or any committee thereof or of the directors.

Meetings of the Board of Directors

Our board of directors held six meetings during the year ended December 31, 2019. During 2019, each person currently serving as a director attended at least 75% of the aggregate of the total number of meetings of the board of directors and each committee of which he was a member. Each director is also encouraged and expected to attend the Company’s Annual Meeting.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors are described below. Copies of the charters for each committee are available on the investor relations page of our website at https://investor.therealreal.com. The information in or accessible through our website is not incorporated into, and is not considered part of, this proxy statement.  Members serve on these committees until their resignation or until otherwise determined by our board of directors. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

The following table provides membership and meeting information for 2019 for each of these committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Julie Wainwright	—	—	—
Chip Baird	—	X	X*
Maha Ibrahim+	X	—	—
Robert Krolik	X*	—	—
Michael Kumin	—	X*	X
Stefan Larsson+	—	—	X
Niki Leondakis	—	X	—
James Miller	X	—	—

Total meetings held in 2019	3	1	0

*	Committee Chair
+	Ms. Ibrahim and Mr. Larsson will not stand for re-election to the board of directors at the Annual Meeting.

Audit Committee

Our audit committee consists of Maha Ibrahim, Robert Krolik and James Miller, with Robert Krolik serving as the chair. Ms. Ibrahim will not stand for re-election to the board of directors at the Annual Meeting. Our board of directors determined that the members of our audit committee are independent within the meaning of Rule 10A-3 under the Exchange Act. Our board of directors also determined that Robert Krolik is an “audit committee financial expert” as defined by the applicable SEC rules.

Specific responsibilities of our audit committee include:

•	overseeing our corporate accounting and financial reporting processes and our internal controls over financial reporting;
•	evaluating the independent public accounting firm’s qualifications, independence and performance;
•	engaging and providing for the compensation of the independent public accounting firm;
•	pre-approving audit and permitted non-audit and tax services to be provided to us by the independent public accounting firm;
•	reviewing our financial statements;
•	reviewing our critical accounting policies and estimates and internal controls over financial reporting;
•

establishing procedures for complaints received by us regarding accounting, internal accounting controls or auditing matters, including for the confidential anonymous submission of concerns by our employees, and periodically reviewing such procedures, as well as any significant complaints received, with management;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the reviews of our quarterly financial statements;
•	review and approve any transaction between us and any related person (as defined by the Exchange Act) in accordance with the Company’s related party transaction approval policy; and
•	such other matters that are specifically designated to the audit committee by our board of directors from time to time.

Our audit committee operates under a written charter that satisfies the applicable Nasdaq listing standards.

Compensation Committee

Our compensation committee consists of Chip Baird, Michael Kumin and Niki Leondakis, with Michael Kumin serving as chair. Our board of directors has determined that each member of our compensation committee is independent under the Nasdaq listing standards and a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

Specific responsibilities of our compensation committee include:

•

reviewing and recommending policies relating to compensation and benefits of our officers and employees, including reviewing and approving corporate goals and objectives relevant to compensation of the Chief Executive Officer and other senior officers;

•	evaluating the performance of the Chief Executive Officer and other senior officers in light of those goals and objectives;
•	setting compensation of the Chief Executive Officer and other senior officers based on such evaluations;
•	administering the issuance of options and other awards under our equity-based incentive plans;
•

reviewing and approving, for the Chief Executive Officer and other senior officers, employment agreements, severance agreements, consulting agreements and change in control or termination agreements; and

•	such other matters that are specifically designated to the compensation committee by our board of directors from time to time.

Our compensation committee operates under a written charter that satisfies the applicable Nasdaq listing standards.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Chip Baird, Michael Kumin and Stefan Larsson, with Chip Baird serving as chair. Stefan Larsson will not stand for re-election to our board of directors at the Annual Meeting. Our board of directors has determined that each member of our nominating and corporate governance committee is independent under the applicable Nasdaq listing standards.

Specific responsibilities of our nominating and corporate governance committee include:

•	identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•	considering and making recommendations to our board of directors regarding changes to the size and composition of our board of directors;
•	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors;
•	instituting plans or programs for the continuing education of our board of directors and orientation of new directors;
•	establishing procedures to exercise oversight of, and oversee the performance evaluation process of, our board of directors and management;
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and
•	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable Nasdaq listing standards.

In the process of identifying, screening and recommending director candidates to the full board of directors, our nominating and corporate governance committee takes into consideration the needs of the board of directors and the qualifications of the candidates, such as their general understanding of various business disciplines and the Company’s business environment, their educational and professional background, analytical ability, independence, diversity of experience and viewpoints, and their willingness to devote adequate time to board of directors duties. The board of directors evaluates each individual in the context of the board of directors as a whole with the objective of retaining a group that is best equipped to help ensure that the long-term interests of the stockholders are served. When searching for new directors, the nominating and corporate governance committee will actively seek out women and individuals from minority groups to include in the pool from which nominees for the board of directors are chosen. The nominating and corporate governance committee will consider director candidates recommended by stockholders on the same basis that it evaluates other nominees for director.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines, which provide the framework for our corporate governance along with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, committee charters and other key governance practices and policies.  Our corporate governance guidelines cover a wide range of subjects, including the conduct of board meetings, independence and selection of directors, board membership criteria, and board committee composition.

Code of Ethics and Business Conduct

Our board of directors has adopted a code of ethics and business conduct, which establishes the standards of ethical conduct applicable to all of our directors, officers, employees and senior financial officers. A copy of our code of conduct is posted on the investor relations page of our website at https://investor.therealreal.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.  The information in or accessible through our website is not incorporated into, and is not considered part of, this proxy statement.

Stock Ownership by Directors

Our board of directors believes that an ownership stake in the Company strengthens the alignment of interests between directors and stockholders. Accordingly, each director is required to own common stock (or equivalents) having a value of at least five times the annual retainer fee, within five years of becoming a director.  In the event that the annual retainer fee is increased, directors will have one year to meet the new ownership guidelines.  Our board of directors will evaluate whether exceptions should be made for any director on whom these guidelines would impose a financial hardship.

Prohibition on Hedging and Pledging of Company Securities

The Company has a policy that prohibits officers, directors and employees from engaging in hedging transactions, such as the purchase or sale of puts or calls, or the use of any other derivative instruments. Officers, directors and employees of the Company are also prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan without the approval of the board of directors. In 2019, the board of directors approved the pledge of shares of common stock as collateral to secure personal indebtedness by Julie Wainwright. The indebtedness to which this pledge relates contains customary terms and conditions and does not shift or hedge any economic risk or secure a bet against our shares of common stock. As of the date of this proxy statement, Ms. Wainwright has pledged 2,700,000 shares of common stock against this indebtedness, representing 44.58% of her total holdings including options.

Stockholder Communications

Any stockholder or other interested party who wishes to communicate with our board of directors or any individual director may send written communications to our board of directors or such director c/o Corporate Secretary, The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, CA 94133, or via email to ir@therealreal.com. The communication must include the stockholder’s name, address and an indication that the person is our stockholder. The Corporate Secretary will review any communications received from stockholders and will forward such communications to the appropriate director or directors, or committee of our board of directors, based on the subject matter.

Information About Our Executive Officers

The following table sets forth information with respect to our executive officers as of April 29, 2020:

Name	Age	Position(s)
Julie Wainwright	63	President, Chief Executive Officer and Chair
Fredrik Bjôrk	41	Chief Technology Officer
Matt Gustke	46	Chief Financial Officer
Rati Sahi Levesque	39	Chief Operating Officer

Additional biographical descriptions of the executive officers are set forth in the text below.  A description of the business experience of Julie Wainwright is provided above under the heading “Proposal One — Election of Class I Director — Information Regarding Nominee and Continuing Directors”.

Fredrik Bjôrk has served as our Chief Technology Officer since May 2016. Previously, Mr. Bjôrk served as our Vice President of Engineering from September 2013 to May 2016. Mr. Bjôrk holds a B.S. in Information Technology from Rochester Institute of Technology.

Matt Gustke has served as our Chief Financial Officer since April 2013. Prior to joining The RealReal, Mr. Gustke served as the Chief Financial Officer and Head of Strategy at StubHub, an online ticket exchange company and subsidiary of eBay, an online marketplace and payments company, from January 2010 to April 2013. Mr. Gustke holds a B.S. in Finance and Entrepreneurial Management from the Wharton School at the University of Pennsylvania.

Rati Sahi Levesque has served as our Chief Operating Officer since April 2019 and served as our Chief Merchant from May 2012 to March 2019. Previously, Ms. Levesque served as our Director of Merchandise from May 2011 to May 2012. Prior to joining The RealReal, Ms. Levesque was the owner of Anica Boutique, a clothing boutique, from June 2005 to May 2011. Ms. Levesque holds a B.S. in Business Management Economics from the University of California, Santa Cruz.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive Compensation,” we describe below the transactions since January 1, 2019 to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Series H Preferred Stock Financing

In March 2019, we sold an aggregate of 6,786,721 shares of our Series H preferred stock to certain related persons at a purchase price of $6.8748 per share, for an aggregate purchase price of $46,657,350. The following table summarizes purchases of our Series H preferred stock by such related persons:

Stockholder	Shares of Series H Preferred Stock	Total Purchase Price
Entities affiliated with Great Hill Partners(1)(2)	1,304,058	8,965,138
Entities affiliated with PWP Growth Equity(1)(3)	709,555	4,878,049
Entities affiliated with Greenspring Associates(1)(4)	436,376	2,999,998

(1)	Holds more than 5% of our outstanding common stock.
(2)

Entitles affiliated with Great Hill Partners include Great Hill Equity Partners V, L.P. and Great Hill Investors, LLC. Michael Kumin, a member of our board of directors, is a Managing Partner of Great Hill Partners.

(3)	Entitles affiliated with PWP Growth Equity include PWP Growth Equity Fund II LP and PWP Growth Equity Fund II B LP. Chip Baird, a member of our board of directors, is the Co-head of PWP Growth Equity.
(4)

Entities affiliated with Greenspring Associates include Greenspring Opportunities III, L.P., Greenspring Global Partners VII-A, L.P., Greenspring Global Partners VII-C, L.P., Greenspring Secondaries Fund III, L.P. and AU Special Investments, L.P.

Investors’ Rights Agreement

We are party to an investors’ rights agreement, dated as of March 22, 2019 (“IRA”), between us and the holders of certain registrable securities which provides, among other things, that certain holders of our capital stock, including entities affiliated with Great Hill Partners, Canaan Partners, PWP Growth Equity, InterWest Partners and Greenspring Associates have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Chip Baird, Maha Ibrahim and Michael Kumin, members of our board of directors, are or have been affiliated with PWP Growth Equity, Canaan Partners and Great Hill Partners, respectively. Julie Wainwright, our Chief Executive Officer and Chair of our board of directors, is a party to the IRA. Rita Sahi, the mother of Rati Sahi Levesque, one of our executive officers, is also a party to the IRA.

Secondary Sales

Pursuant to certain of our equity compensation plans and certain agreements with our stockholders, including a right of first refusal and co-sale agreement, dated as of March 22, 2019, we or our assignees had a right to purchase shares of our capital stock which stockholders propose to sell to other parties. These rights terminated immediately prior to the completion of our initial public offering (“IPO”). In March 2019, we waived our right of first refusal in connection with the sale of certain shares of our capital stock by certain of our stockholders, including Julie Wainwright, our Chief Executive Officer and Chair of our board of directors, to Greenspring Associates, who currently holds more than 5% of our outstanding common stock.

Indemnification of Directors and Executive Officers

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws require us to indemnify our directors to the fullest extent not prohibited by DGCL. Subject to very limited exceptions, our Amended and Restated Bylaws also require us to advance expenses incurred by our directors and officers.

Policies and Procedures for Related Party Transactions

Our audit committee has the primary responsibility for the review, approval and oversight of any “related party transaction,” which is any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we are, were or will be a participant and the amount involved exceeds $120,000, and in which the related person has, had or will have a direct or indirect material interest. We have adopted a written related party transaction policy. Under our related party transaction policy, our management is required to submit any related person transaction not previously approved or ratified by our audit committee to our audit committee. In approving or rejecting the proposed transactions, our audit committee takes into account all of the relevant facts and circumstances available.

DIRECTOR COMPENSATION

During 2019, our director compensation program consisted of a cash component and equity component for certain of our non-employee and non-affiliated directors. In connection with their appointments to the board of directors in 2019, each of Messrs. Krolik, Larsson and Miller and Ms. Leondakis received stock option grants to acquire 20,000 shares of our common stock, vesting in monthly installments over a four-year period. In addition, each of Messrs. Krolik, Larsson and Miller and Ms. Leondakis received a quarterly cash retainer of $12,500 per quarter, paid in arrears and reimbursement for expenses. Messrs. Baird and Kumin and Ms. Ibrahim did not receive cash or equity compensation for their services in 2019.

Our board of directors has engaged an independent compensation consultant to assist in developing our non-employee director compensation program.

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Robert Krolik	$50,000	$106,280	$156,280
Stefan Larsson	$50,000	$106,280	$156,280
Niki Leondakis	$37,500	$179,454	$216,954
James Miller	$37,500	$179,454	$216,954

(1)

Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2019, computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”). See Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts. As of December 31, 2019, Messrs. Krolik, Larsson and Miller and Ms. Leondakis each held outstanding options to purchase 20,000 shares of our common stock, respectively. As of December 31, 2019, Messrs. Baird and Kumin and Ms. Ibrahim did not hold any outstanding equity awards.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled back disclosure requirements applicable to emerging growth companies.

Overview

Our executive compensation program is designed to attract, retain and reward executive officers in alignment with our business objectives and long-term stockholder interests. For 2019, the material elements of our executive compensation program were base salary, annual cash bonuses and equity-based compensation in the form of stock options and restricted stock units (“RSUs”). At risk, incentive-based compensation in the form of an annual cash bonus and equity-based compensation is a significant portion of the overall compensation paid to each executive officer.

In connection with our IPO, we engaged with Compensia, an independent executive compensation consultant. In 2019, Compensia assisted in an evaluation of our post-offering executive compensation program, which resulted in our introducing RSUs as a component of our equity-based compensation.

This section provides a discussion of the compensation paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers as of December 31, 2019. We refer to these individuals as our “named executive officers.”

For 2019, our named executive officers were:

•	Julie Wainwright, Chief Executive Officer;
•	Matt Gustke, Chief Financial Officer; and
•	Rati Sahi Levesque, Chief Operating Officer.

Compensation of Named Executive Officers

Base Salary

Base salaries provide a level of fixed compensation sufficient to attract and retain a high-quality leadership team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our named executive officers are established after considering market-competitive levels and are intended to reflect each executive officer’s scope of responsibility and accountability.

In 2019, the base salaries for Ms. Wainwright, Mr. Gustke and Ms. Levesque were set at $365,000, $325,000 and $325,000, respectively. Base salary amounts for Ms. Wainwright and Mr. Gustke were unchanged from 2018, while the annual base salary for Ms. Levesque increased from $295,000 to $325,000 in connection with her promotion to Chief Operating Officer.

Please see the “Salary” column in the 2019 Summary Compensation Table for the base salary amounts received by each named executive officer in 2019.

Annual Cash Bonuses

Short-term incentive compensation is paid to executives through our annual cash bonus plan to support our pay-for-performance philosophy. Annual cash bonus compensation motivates and rewards executives based on their achievement of performance goals established by our board of directors at the beginning of each fiscal year.

The payment of awards under the 2019 annual cash bonus program applicable to the named executive officers was subject to the attainment of a number of goals relating to our performance. Specifically, as approved by the board of directors, 50% of the bonus was based on the attainment of GMV goals, 30% was based on gross margin goals and 20% was based on individual performance goals. Achievement of individual performance goals is based on the assessment of each individual’s contributions to achieving business objectives established for the fiscal year.

Early in 2019, the board of directors established the bonus targets for Ms. Wainwright, Mr. Gustke and Ms. Levesque in the annual bonus program. Ms. Wainwright had a 2019 target bonus equal to 50% of base salary and Mr. Gustke and Ms. Levesque each had a bonus target equal to 40% of base salary. Based on our 2019 performance, the board of directors awarded payouts under our annual cash bonus program equal to, as a percentage of the named executive officer’s target opportunity, 59%, 59% and 69% for Ms. Wainwright, Mr. Gustke and Ms. Levesque, respectively. Please see the “Non-Equity Incentive Compensation” column in the 2019 Summary Compensation Table for the amount of annual bonuses paid to Ms. Wainwright, Mr. Gustke and Ms. Levesque in 2019.

Equity Compensation

Equity compensation is a key component of our executive compensation program that is designed to further align the interests of our executive officers with the interests of our stockholders and maintain the focus of our leadership team on long-term performance. In 2019, equity compensation was provided in the form of stock options and RSUs, both of which are viewed as supporting our pay-for-performance philosophy as stock options have no value unless our stock price increases from the date of grant and the value of RSUs fluctuates directly with our stock price performance.  The following table sets forth the grant date fair value of stock options and RSUs granted to the named executive officers during 2019, computed in accordance with ASC 718:

Named Executive Officer	Stock Options ($)(1)	RSUs ($)(2)
Julie Wainwright	2,018,998	2,479,000
Matt Gustke	403,804	495,800
Rati Sahi Levesque	807,597	991,600

(1)	The options vest in 16 substantially equal quarterly installments, subject to the named executive officer's continuous service as of each vesting date and subject to acceleration upon certain events.
(2)	The RSUs vest in 16 substantially equal quarterly installments, subject to the named executive officer's continuous service as of each vesting date and subject to acceleration upon certain events.

2019 Summary Compensation Table

The following table shows information regarding the compensation of our named executive officers for services performed in the years ended December 31, 2019 and December 31, 2018.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Julie Wainwright	2019	$365,000	$2,479,000	$2,018,998	$107,675	$1,000	$4,971,673
Chief Executive Officer	2018	$362,365	$—	$—	$172,119	$1,000	$535,484
Matt Gustke	2019	$325,000	$495,800	$403,804	$76,700	$1,000	$1,302,304
Chief Financial Officer	2018	$321,750	$—	$283,065	$120,868	$1,000	$726,683
Rati Sahi Levesque	2019	$316,923	$991,600	$807,597	$89,700	$1,000	$2,206,820
Chief Operating Officer	2018	$292,673	$—	$471,775	$108,037	$1,000	$873,485

(1)	Amounts reported in this column reflect the base salaries earned during the applicable year.
(2)	Amounts reported in this column reflect the aggregate grant date fair value of RSUs awarded in 2019, computed in accordance with ASC 718 based on the Company’s stock price on the date of grant.
(3)

Amounts reported in this column reflect the aggregate grant date fair value of stock options awarded in 2019, computed in accordance with ASC 718. See Note 10 to the Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019 for a discussion of the relevant assumptions used in calculating these amounts.

(4)	Amounts reported in this column for each named executive officer represent payouts under our annual cash bonus program for the applicable year.
(5)	Amounts reported in this column reflect 401(k) contributions received by each named executive officer.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table presents information regarding the outstanding stock options and RSUs held by each of the named executive officers as of December 31, 2019.

	Option Awards							Stock Awards
Name	Grant Date		Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(4)
Julie Wainwright	3/27/2014		3/14/2014	624,250	—	$0.90	3/27/2024	—	—
	2/19/2015		2/19/2015	274,329	—	1.92	2/19/2020	—	—
	2/19/2015		2/19/2015	792,361	—	1.92	2/19/2020	—	—
	12/17/2015		12/17/2015	50,000	—	3.48	12/17/2020	—	—
	2/16/2017	(1)	2/16/2017	177,083	72,917	2.56	2/16/2027	—	—
	7/22/2019	(2)	7/22/2019	11,363	170,455	24.79	7/22/2029	—	—
	7/22/2019	(3)	7/22/2019	—	—	—	—	93,750	$1,767,188
Matt Gustke	5/31/2013		4/3/2013	143,821	—	0.78	5/30/2023	—	—
	3/27/2014		3/14/2014	75,000	—	0.90	3/26/2024	—	—
	2/19/2015		2/19/2015	60,017	—	1.74	2/18/2025	—	—
	12/17/2015		12/17/2015	24,096	—	3.48	12/16/2025	—	—
	12/17/2015		12/17/2015	50,903	—	3.48	12/16/2025	—	—
	2/16/2017	(1)	2/16/2017	33,181	13,663	2.56	2/16/2027	—	—
	12/5/2018	(1)	12/5/2018	18,750	56,250	7.64	12/5/2028	—	—
	7/22/2019	(2)	7/22/2019	2,272	34,092	24.79	7/22/2029	—	—
	7/22/2019	(3)	7/22/2019	—	—	—	—	18,750	353,438
Rati Sahi Levesque	3/27/2014		3/14/2014	175,750	—	0.90	3/27/2024
	2/19/2015		2/19/2015	94,905	—	1.74	2/19/2025
	12/17/2015		12/17/2015	50,000	—	3.48	12/17/2025
	2/16/2017	(1)	2/16/2017	44,068	18,147	2.56	2/16/2027
	12/5/2018	(1)	12/5/2018	31,250	93,750	7.64	12/5/2028
	7/22/2019	(2)	7/22/2019	4,545	68,182	24.79	7/22/2029
	7/22/2019	(3)	7/22/2019					37,500	706,875

(1)	This option vests in 1/48th increments beginning on the one-month anniversary of the vesting commencement date and for each subsequent month of continuous employment.
(2)	This option vests in 16 equal quarterly installments, subject to the named executive officer’s continuous employment through the applicable vesting date.
(3)	This RSU award vests in 16 equal quarterly installments, subject to the named executive officer’s continuous employment through the applicable vesting date.
(4)	The market value of shares or units of stock that have not vested reflects a stock price of $18.85, our closing stock price on December 31, 2019.

Additional Narrative Disclosure

Executive Severance Benefits

Our executives are not eligible for any severance benefits upon termination of their employment.

Equity Awards

In the event an executive’s employment is terminated without cause or due to good reason in connection with or within 12 months following a change in control (or, for options granted under our 2011 Equity Incentive Plan, a stock sale), 50% of any unvested options and/or RSUs held by the executive as of the termination date will vest upon such termination.

401(k) Plan

We maintain a qualified 401(k) savings plan which allows participants to defer from 0% to 100% of cash compensation up to the maximum amount allowed under Internal Revenue Service guidelines. We may make discretionary matching and profit sharing contributions to the plan. In 2019, we matched up to 25% of employee elective deferrals up to a maximum of $1,000 per employee and did not make any profit sharing contributions. Participants are always vested in their contributions to the plan. Participants vest in their company matching and profit sharing contributions under a one to four-year graded vesting schedule.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2019 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

	A		B		C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weights Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Security Holders	9,961,573	(1)	$5.14	(2)	9,823,515	(3)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	9,961,573		$5.14		9,823,515

(1)

Includes 9,171,756 shares issuable pursuant to outstanding stock options and 789,817 shares issuable pursuant to outstanding restricted stock units under our 2019 Equity Incentive Plan and 2011 Equity Incentive Plan.

(2)	Only option awards were used in computing the weighted-average exercise price.
(3)

Includes 1,750,000 shares available for issuance under our Employee Stock Purchase Plan (“ESPP”). The ESPP provides the opportunity for eligible coworkers to acquire shares of our common stock at a 15% discount.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020

Our board of directors and the audit committee are asking our stockholders to ratify the appointment by the audit committee of KPMG LLP (“KPMG”), as the independent public accounting firm to conduct the audit of our financial statements for the fiscal year ending December 31, 2020. Stockholder ratification of such selection is not required by our Amended and Restated Bylaws or any other applicable legal requirement.

However, our board of directors is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance.

In the event our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to continue to retain KPMG for the fiscal year ending December 31, 2020. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change should be made.

KPMG has audited our financial statements since 2013. A representative of KPMG is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate stockholder questions.

Principal Accountant Fees and Services

We were billed by KPMG in the years ended December 31, 2019 and 2018 as follows:

	Years Ended December 31,
	2019	2018
Audit fees	$2,688,655	$959,100
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total fees	$2,688,655	$959,100

Audit fees above are professional services associated with the annual  audit of our financial statements, review of interim financial statements, and professional consultations with respect to accounting issues directly related to the financial statement audit. Fees in 2019 also consisted of professional services rendered in connection with the filing of our registration statements, including our Registration Statement on Form S-1 related to our IPO in June 2019. There are no Audit-related fees, Tax fees, or All other fees billed by KPMG in years ended December 31, 2019 and 2018.

Determination of Independence

In considering the nature of the services provided by our independent registered public accounting firm, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with our independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditor independence.

Additional information concerning the audit committee and its activities can be found in the following sections of this proxy statement: “Committee of the Board of Directors” and “Report of the Audit Committee.”

Pre-Approval Policy

According to policies adopted by the audit committee and ratified by our board of directors, to ensure compliance with the SEC’s rules regarding auditor independence, all audit and non-audit services to be provided by our independent registered public accounting firm must be pre-approved by the audit committee. The audit committee has established a general pre-approval policy for certain audit and non-audit services, up to a specified amount for each identified service that may be provided by the independent auditors.

The audit committee approved one hundred percent (100%) of all services provided by KPMG during the years ended December 31, 2019 and 2018. The audit committee has considered the nature and amount of the fees billed by KPMG and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining KPMG’s independence.

Recommendation of Our Board of Directors and Audit Committee

OUR BOARD OF DIRECTORS AND OUR AUDIT COMMITTEE UNANIMOUSLY RECOMMEND THAT OUR STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

Report of the Audit Committee

The audit committee oversees our independent registered public accounting firm and assists our board of directors in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

•	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2019 with management and KPMG;
•	discussed with KPMG the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;
•	received the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board; and
•	discussed the independence of KPMG with that firm.

Based on the audit committee’s review and discussions noted above, the audit committee recommended to our board of directors, and our board of directors approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC. The audit committee also appointed KPMG as our independent registered public accounting firm for fiscal year ending December 31, 2020.

Submitted by the audit committee of our board of directors:

Robert Krolik, Chair

Maha Ibrahim

James Miller

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 20, 2020, referred to in the table below as the “Beneficial Ownership Date”:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 86,857,910 shares outstanding as of the Beneficial Ownership Date.

To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the persons in this table is c/o The RealReal, Inc., 55 Francisco Street, Suite 600, San Francisco, California 94133.

Name of beneficial owner	Shares beneficially owned(1)	Percentage of shares beneficially owned
Directors and Named Executive Officers:
Julie Wainwright(2)	6,025,517	6.80%
Chip Baird(3)	7,450,330	8.58%
Maha Ibrahim(4)	8,629	*
Robert Krolik(5)	6,666	*
Michael Kumin(6)	9,966,731	11.47%
Stefan Larsson(7)	16,126	*
Niki Leondakis(8)	5,416	*
James R. Miller(9)	5,416	*
Matt Gustke(10)	501,560	*
Rati Sahi Levesque(11)	661,368	*
All executive officers and directors as a group (11 persons)(12)	24,926,046	27.80%

5% Stockholders:
FMR LLC(13)	12,662,196	14.58%
Entities affiliated with Great Hill Partners(14)	9,966,731	11.47%
Entities affiliated with PWP Growth Equity(15)	7,450,330	8.58%
InterWest Partners X, L.P.(16)	6,704,080	7.72%
Entities affiliated with Greenspring Associates(17)	5,046,148	5.81%
Entities affiliated with Woodson Capital(18)	4,573,892	5.27%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Shares shown in this table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)

Consists of (a) 4,290,690 shares of common stock held by Julie Wainwright, including 2,700,000 shares of common stock pledged as collateral to secure certain personal indebtedness, (b) 1,709,034 shares of common stock issuable upon exercise of options held by Ms. Wainwright that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 25,793 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(3)

Consists of 7,450,330 shares of common stock beneficially owned by entities affiliated with PWP Growth Equity, as set forth in footnote (15). Mr. Baird is the Co-head of PWP Growth Equity and disclaims beneficial ownership of the shares of common stock listed in footnote (15) within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of his proportionate pecuniary interest therein, if any. The address for Mr. Baird is 767 Fifth Avenue, New York, New York 10153.

(4)

Consists of 8,629 shares of common stock held directly by Ms. Ibrahim. This amount excludes 2,985,760 shares of common stock held directly by Canaan IX L.P. Ms. Ibrahim is a manager and member of Canaan Partners IX LLC, the sole general partner of Canaan IX L.P. Ms. Ibrahim disclaims beneficial ownership of the shares of common stock held directly by Canaan IX L.P. The address for Ms. Ibrahim is 2765 Sand Hill Road, Menlo Park, California 94025.

(5)

Consists of 6,666 shares of common stock issuable upon exercise of options held by Robert Krolik that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date.

(6)

Consists of 9,966,731 shares of common stock beneficially owned by entities affiliated with Great Hill Partners, as set forth in footnote (13). Mr. Kumin is a Managing Partner of Great Hill Partners and disclaims beneficial ownership of the shares of common stock listed in footnote (13), except to the extent of his proportionate pecuniary interest therein, if any. The address for Mr. Kumin is c/o Great Hill Partners, L.P., 200 Clarendon Street, 29th Floor, Boston, Massachusetts 02116.

(7)

Consists of (a) 9,460 shares of common stock held by Stefan Larsson and (b) 6,666 shares of common stock issuable upon exercise of options held by Mr. Larsson that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date.

(8)

Consists of 5,416 shares of common stock issuable upon exercise of options held by Niki Leondakis that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date.

(9)

Consists of 5,416 shares of common stock issuable upon exercise of options held by James R. Miller that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date.

(10)

Consists of (a) 72,494 shares of common stock held by Matt Gustke, (b) 427,816 shares of common stock issuable upon exercise of options held by Mr. Gustke that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date, and (c) RSUs for 1,250 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(11)

Consists of (a) 223,040 shares of common stock held by Rati Sahi Levesque, (b) 428,011 shares of common stock issuable upon exercise of options held by Ms. Levesque that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 10,317 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(12)

Consists of (a) 22,123,776 shares of common stock beneficially owned by our directors and four current executive officers, (b) 2,755,843 shares of common stock issuable upon exercise of options held by our directors and four current executive officers that are vested and exercisable as of the Beneficial Ownership Date or will become vested and exercisable within 60 days of such date and (c) RSUs for 46,427 shares of common stock that will vest within 60 days of the Beneficial Ownership Date.

(13)

As reported in a statement on Schedule 13G filed with the SEC on February 14, 2020, as of December 31, 2019, Great Hill Investors LLC (“GHI”) reported shared voting and dispositive power over 38,469 shares of common stock, Great Hill Equity Partners V, L.P. (“GHEP V”), GHP V, LLC (“GHP V”), and Great Hill Partners GP V, L.P. (“GHP V, L.P.”) reported shared voting and dispositive power over 9,928,262 shares of common stock, and Christopher S. Gaffney, John G. Hayes, Michael Andrew Kumin, Mark D. Taber and Matthew T. Vettel reported shared voting and dispositive power over 9,966,731 shares of common stock. GHP V GP, is the sole general partner of GHEP V. GHP V, LLC is the sole general partner of GHP V GP.  Christopher Gaffney, John G. Hayes, Michael Andrew Kumin, Mark D. Taber and Matthew T. Vettel (collectively, the “GH Control Persons”) are the managers of GHP V, LLC. The GH Control Persons are the managers of GHI. Each of the GH Control Persons, GHP V, LLC, and GHP V GP may be deemed to beneficially own and have voting and dispositive power with respect to the shares held by GHEP V, LP and GHI. The address of each of GHEP V, LP, GHI, GHP V, LLC, GHP V GP, and the GH Control Persons is c/o Great Hill Partners, L.P., 200 Clarendon Street, 29th Floor, Boston, Massachusetts 02116.

(14)

As reported in a statement on Schedule 13G/A filed with the SEC on February 7, 2020, FMR LLC reported, as of February 6, 2020, sole voting power over 2,038,737 shares and sole dispositive power over 12,662,196 shares of our Common Stock. Pursuant to Item 3 classification, the following entities beneficially own shares of common stock: FIAM LLC, Fidelity Institutional Asset Management Trust Company, Fidelity Personal Trust Company, FSB, FMR Co., Inc., and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The Schedule 13G reflects the securities beneficially owned, or that may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies (collectively, the “FMR Reporters”). The Schedule 13G does not reflect securities, if any, beneficially owned by certain other companies whose beneficial ownership of securities is disaggregated from that of the FMR Reporters in accordance with SEC Release No. 34-39538 (January 12, 1998).

(15)

As reported in a statement on Form 4 filed with the SEC on July 2, 2019, entities affiliated with PWP Growth Equity reported, as of July 2, 2019: (a) 5,785,182 shares of common stock held by PWP Growth Equity Fund II LP (“PWPGEF II”) and (b) 1,665,148 shares of common stock held by PWP Growth Equity Fund II B LP, (“PWPGEF II B”). PWP Growth Equity Fund II GP LLC (“PWPGEF II GP”) is the general partner of PWPGEF II and of PWPGEF II B. PWPGEF II GP is managed by its managing member, Perella Weinberg Partners Capital Management LP (“PWPCM”). PWPCM is managed by its general partner, Perella Weinberg Partners Capital Management GP LLC (“PWPCMGP”). PWPCMGP is managed by its managing member, PWP Capital Group LP (“PWPCG”). PWPCG is managed by its general partner, PWP Capital Group GP LLC (“PWPCGGP”). PWPGCGP is managed by its managing member, PWP Capital Holdings LP (“PWPCH”). PWPCH is managed by its general partner, Perella Weinberg Partners LLC (“PWPLLC”). Each of PWPGEF II GP, PWPCM, PWPCMGP, PWPCG, PWPCGGP, PWPCH and PWPLLC may be deemed to beneficially own and share voting, investment and dispositive power with respect to the shares held by PWPGEF II and PWPGEF II B. Each of PWPGEF II GP, PWPCM, PWPCMGP, PWPCG, PWPCGGP, PWPCH and PWPLLC disclaims beneficial ownership of such shares within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of its proportionate pecuniary interest therein, if any. Pursuant to a delegation of certain investment management authority by PWPCM to Chip Baird and David Ferguson as portfolio managers of PWP Growth Equity, each of Mr. Baird and Mr. Ferguson may be deemed to beneficially own and share voting, investment and dispositive power with respect to the shares held by PWPGEF II and PWPGEF II B. Each of Mr. Baird and Mr. Ferguson disclaims beneficial ownership of such shares within the meaning of Rule 16a-1(a)(2) promulgated pursuant to the Exchange Act, except to the extent of his proportionate pecuniary interest therein, if any. The address of each of PWPGEF II, PWPGEF II B, PWPGEF II GP, PWPCM, PWPCMGP, PWPCG, PWPCGGP, PWPCH, PWPLLC and Messrs. Baird and Ferguson is 767 Fifth Avenue, New York, New York 10153.

(16)

As reported in a statement on Schedule 13G filed with the SEC on February 14, 2020, InterWest Partners X, LP (“IWP X”) and InterWest Management Partners X, LLC (“IMP X”) reported sole voting and dispositive power over, and Keval Desai, Gilbert Kliman, Khaled A. Nasr and Arnold L. Oronsky reported shared voting and dispositive power over, 6,704,080 shares of common stock as of February 14, 2020.  Keval Desai reported as of February 14, 2020 sole voting and dispositive power over 4,000 shares of common stock. IMP X is the general partner of IWP X. Gilbert H. Kliman and Arnold L. Oronsky are Managing Directors of IMP X (the “Managing Members”) and Keval Desai and Khaled A. Nasr are Venture Members of IMP X (the “Venture Members”).  The Managing Members and Venture Members share voting and investment control over shares held by IWP X.  Each of IMP X, Gilbert H. Kliman, Arnold L. Oronsky, Keval Desai and Khaled A. Nasr may be deemed to beneficially own and share voting and dispositive power with respect to the shares held by IWP X. The address of each of IWP X, IMP X, Gilbert H. Kliman, Arnold L. Oronsky, Keval Desai and Khaled A. Nasr is 2710 Sand Hill Road, Suite 200, Menlo Park, California 94025.

(17)

Consists of (a) 1,778,194 shares of common stock held by Greenspring Opportunities III, L.P. (“GO III”), (b) 1,600,375 shares of common stock held by AU Special Investments, L.P., or AU, (c) 973,041 shares of common stock held by Greenspring Global Partners VII-A, L.P. (“GGP VII-A”), (d) 93,874 shares of common stock held by Greenspring Global Partners VII-C, L.P. (“GGP VII-C”), and (e) 600,664 shares of common stock held by Greenspring Secondaries Fund III, L.P. (“Greenspring Secondaries”). Greenspring Opportunities General Partner III, L.P. (“GO III GP”), is the general partner of GO III. Greenspring Opportunities GP III, LLC (“GO III GP LLC”), is the general partner of GO III GP. Greenspring FF-GP III, LLC (“GS FF-GP”), is the general partner of AU. Greenspring SPV, LLC (“GS SPV”), is the member of GS FF-GP. Greenspring General Partner VII, L.P. (“Greenspring General Partner”), is the general partner of GGP VII-A and GGP VII-C. Greenspring GP VII, Ltd. (“Greenspring GP Ltd”), is the general partner of Greenspring General Partner. Greenspring Secondaries General Partner III, L.P. (“Secondaries GP”), is the general partner of Greenspring Secondaries. Greenspring Secondaries GP III, LLC (“Secondaries GP LLC”), is the general partner of Secondaries GP. Greenspring Associates, Inc. (“Greenspring Associates”), is the managing member of each of GO III GP LLC, GS SPV and Secondaries GP LLC. C. Ashton Newhall and James Lim are the directors of each of Greenspring GP Ltd. and Greenspring Associates. Each of C. Ashton Newhall and James Lim may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by GO III, AU, GGP VII-A, GGP VII-C and Greenspring Secondaries. Greenspring Associates may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by GO III, AU and Greenspring Secondaries. Each of GO III GP LLC and GO III GP may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by GO III. Each of GS FF-GP and GS SPV may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by AU. Each of Greenspring GP Ltd. and Greenspring General Partner may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by GGP VII-A and GGP VII-C. Each of Secondaries GP and Secondaries GP LLC may be deemed to beneficially own and have voting, investment and dispositive power with respect to the shares held by Greenspring Secondaries. Each of GO III GP, GO III GP LLC, GS FF-GP, GS SPV, Greenspring General Partner, Greenspring GP Ltd, Secondaries GP, Secondaries GP LLC, Greenspring Associates, C. Ashton Newhall and James Lim disclaims beneficial ownership of such shares, except to the extent of its or his proportionate pecuniary interest therein, if any. The address of each of GO III, AU, GGP VII-A, GGP VII-C, Greenspring Secondaries, GO III GP, GO III GP LLC, GS FF-GP, GS SPV Greenspring General Partner, Greenspring GP Ltd, Secondaries GP, Secondaries GP LLC, Greenspring Associates, C. Ashton Newhall, and James Lim is 100 Painters Mill Road, Suite 700, Owings Mills, Maryland 21117.

(18)

As reported in a statement on Schedule 13G filed with the SEC on April 27, 2020, as of April 17, 2020: (a) 4,244,570 shares of common stock are held by Woodson Capital Master Fund, LP (“Woodson Master”) and (b) 329,322 shares of common stock are held by other private funds (the “Private Funds”).  Woodson Capital General Partner, LLC (“Woodson General Partner”) is the general partner of Woodson Master. Woodson Capital Management, LP (“Woodson Manager”) is the investment manager of Woodson Master. Woodson Capital GP, LLC (“Woodson Manager GP”) is the general partner of Woodson Manager.  James Woodson Davis (“Woodson”) is the sole managing member of the Woodson Manager GP.  The shares of common stock held by Woodson Master are owned directly by it. Each of Woodson General Partner, Woodson Manager, Woodson Manager GP and Woodson may be deemed to be a beneficial owner of all shares of common stock owned by Woodson Master and the Private Funds. Each of Woodson General Partner, Woodson Manager, Woodson Manager GP, and Woodson hereby disclaims any beneficial ownership of any such shares. The address of Woodson Master is Maples Corporate Services Limited, Ugland House Grand Cayman, KY1-1104 Cayman Islands. The address of each of Woodson General Partner, Woodson Manager, Woodson Manager GP and Woodson is 101 Park Avenue, 48th Floor, New York, New York, 10178.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, file electronically with the SEC our annual, quarterly and current reports, proxy statements and other information. We make available on the investor relations page of our website at https://investor.therealreal.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

You should rely on the information contained in this proxy statement to vote your shares at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 29, 2020. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction.

FORM 10-K

We will make available, on or about April 29, 2020, the proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, at www.proxyvote.com. We will also make available, solely for your reference and by courtesy, our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 on the investor relations page of our website at https://investor.therealreal.com.

We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon the written or oral request of any such persons, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC. Requests for such copies should be addressed to our Corporate Secretary at the address below:

The RealReal, Inc.

55 Francisco Street, Suite 600

San Francisco, California 94133

Attention: Corporate Secretary

Telephone: (855) 435-5893

Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K may be made available at a reasonable charge.

OTHER MATTERS

We have no knowledge of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, our representatives will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, we will cancel your previously submitted proxy.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.  KEEP THIS PORTION FOR YOUR RECORDS  DETACH AND RETURN THIS PORTION ONLY  TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:  Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date  To withhold authority to vote for any  individual nominee(s), mark “For All  Except” and write the number(s) of the nominee(s) on the line below.  0000465686_1 R1.0.1.18  For Withhold For All  All All Except  The Board of Directors recommends you vote FOR  the following:  1. Election of Directors  Nominees  1A Michael Kumin  THE REALREAL, INC.  55 FRANCISCO STREET  SUITE 600  SAN FRANCISCO,CA 94133  VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of  information. Vote by 11:59 P.M. ET on 06/15/2020. Have your proxy card in hand when  you access the web site and follow the instructions to obtain your records and to create  an electronic voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy materials,  you can consent to receiving all future proxy statements, proxy cards and annual reports  electronically via e-mail or the Internet. To sign up for electronic delivery, please follow  the instructions above to vote using the Internet and, when prompted, indicate that you  agree to receive or access proxy materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET  on 06/15/2020. Have your proxy card in hand when you call and then follow the  instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood,  NY 11717.  The Board of Directors recommends you vote FOR the following proposal: For Against Abstain  2. Ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the  fiscal year ending December 31, 2020.  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as  attorney, executor, administrator, or other fiduciary, please give full  title as such. Joint owners should each sign personally. All holders must  sign. If a corporation or partnership, please sign in full corporate or  partnership name, by authorized officer.

0000465686_2 R1.0.1.18  Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice, Proxy Statement and Form 10-K are available at www.proxyvote.com  THE REALREAL, INC.  Annual Meeting of Stockholders  June 16, 2020 9:00 AM PDT  This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Julie Wainwright and Matt Gustke, or either of them, as proxies, each with the power to  appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this  ballot, all of the shares of common stock of THE REALREAL, INC. that the stockholder(s) is/are entitled to vote at the Annual  Meeting of Stockholders to be held at 09:00 AM, PDT on June 16, 2020, at the Presidio Officer's Club, Ortega Ballroom, 50  Moraga Avenue, San Francisco, CA 94129, and any adjournment or postponement thereof.  This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this  proxy will be voted in accordance with the Board of Directors' recommendations.  Continued and to be signed on reverse side